  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus,  as amended,  of the Delaware Tax-Free  Minnesota
Fund dated  December  29,  2006,  "Financial  Statements"  in the  Statement  of
Additional  Information  of the Delaware  Tax-Free  Minnesota  Fund and Delaware
Tax-Free  Minnesota  Insured Fund dated  January 3, 2007,  and to the use of our report dated  October 11, 2006 and January 2, 2007,  for the  Delaware  Tax-Free
Minnesota Fund and Delaware Tax-Free  Minnesota  Insured Fund,  included in this
Registration Statement (Form N-14) of Voyageur Insured Funds.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 17, 2007